              As filed with the Securities and Exchange Commission
                               on August 11, 1995
                          Registration No. 33-_________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

                Delaware                      94-2838567
        (State of Incorporation)        (I.R.S. employer identification no.)

                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                    (Address of principal executive offices)

                             1991 Stock Option Plan
                          Employee Stock Purchase Plan
                           (Full titles of the Plans)

                                 RUTH A. KENNEDY
                  Vice President, General Counsel and Secretary
                              Electronic Arts Inc.
                          1450 Fashion Island Boulevard
                           San Mateo, California 94404
                                 (415) 571-7171
            (Name, address and telephone number of agent for service)
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                          Proposed      Proposed
      Title of             Maximum       Maximum
     Securities            Amount       Offering    Aggregate     Amount of
        to be               to be       Price Per   Offering    Registration
     Registered          Registered       Share       Price          Fee
--------------------------------------------------------------------------------
    Common Stock        2,000,000 (1)  $35.25 (2)  $70,500,000 (2)  $24,310
  (0.01 par value)
--------------------------------------------------------------------------------

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 4.

    (1) Includes 1,850,000 shares available for grant under the 1991 Stock Option Plan, and 150,000 shares available for issuance under the Employee Stock Purchase Plan, each as of August 3, 1995.

    (2) Estimated pursuant to Rule 457(c) as of August 8, 1995, solely for the purpose of calculating the amount of the registration fee.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 33-41955 filed on July 30, 1991, as amended by Registrant's Form S-8 Registration Statement No. 33-41955 filed November 6, 1991, Registrant's Form S-8 Registration Statement No. 33-53302 filed October 15, 1992, Registrant's Form S-8 Registration Statement No. 33-55212 filed December 1, 1992, Registrant's Form S-8 Registration Statement No. 33-66836 filed August 2, 1993, and Registrant's Form S-8 Registration Statement No. 33-82166 filed July 29, 1994 are hereby incorporated by reference.

ITEM 5.  EXPERTS.

    The consolidated balance sheet statements of the Registrant as of March 31, 1994 and 1995 and the consolidated financial statements and schedules of the Registrant for each of the years in the three-year period ended March 31, 1995 incorporated by reference in this Registration Statement have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

    The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS

4.01    Registrant's 1991 Stock Option Plan and related documents, as amended.
4.02 Registrant's Employee Stock Purchase Plan and related documents, as amended.
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01   Consent of General Counsel (included in Exhibit 5.01).
23.02   Consent of KPMG Peat Marwick LLP, Independent Accountants.
24.01   Power of Attorney (see page 2).

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

    Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, State of California, on this 11th day of August, 1995

                                ELECTRONIC ARTS INC.

                            By: /s/ Ruth A. Kennedy
                               --------------------------------------
                                      Ruth A. Kennedy, Esq.
                            Vice President, General Counsel and Secretary

    Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                         Title                         Date
----                                         -----                         ----
CHIEF EXECUTIVE OFFICER:

/s/ Lawrence F. Probst III
--------------------------
Lawrence F. Probst III                       President, Chairman           August 11, 1995
                                             and Chief
                                             Executive Officer


PRINCIPAL FINANCIAL OFFICER:

/s/ E. Stanton McKee
--------------------------
E. Stanton McKee                             Sr. Vice President,           August 11,1995
                                             Chief Financial and
                                             Administrative Officer

PRINCIPAL ACCOUNTING OFFICER:

/s/ David L. Carbone
--------------------------
David L. Carbone                             Vice President,               August 11, 1995
                                             Controller and
                                             Assistant Secretary

DIRECTORS:

/s/ M. Richard Asher                         Director                      August 11, 1995
--------------------------
M. Richard Asher

/s/ William J. Byron                         Director                      August 11, 1995
--------------------------
William J. Byron

/s/ Daniel H. Case III                       Director                      August 11, 1995
--------------------------
Daniel H. Case III

/s/ Gary M. Kusin                            Director                      August 11, 1995
--------------------------
Gary M. Kusin

/s/ Timothy Mott                             Director                      August 11, 1995
--------------------------
Timothy  Mott

                                INDEX TO EXHIBITS

Exhibit
Number          Description
------          -----------

4.01    Registrant's 1991 Stock Option Plan and
            related documents, as amended

4.02    Registrant's Employee Stock Purchase Plan
            and related documents, as amended

5.01    Opinion of General Counsel of Registrant regarding legality of the securities being issued

23.01   Consent of General Counsel (included in
            Exhibit 5.01)

23.02   Consent of KPMG Peat Marwick LLP, Independent Accountants

24.01   Power of Attorney (see page 2)


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